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                                                                      Exhibit 5



                   Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                           New York, NY 10019-6064




                                              September 10, 1997





CapStar Hotel Company
1010 Wisconsin Avenue
Suite 650
Washington, DC 20007


                              CapStar Hotel Company
                       Registration Statement on Form S-3
                           Registration No. 333-34253

Ladies and Gentlemen:

      In connection with the filing by CapStar Hotel Company, a Delaware corporation, of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to furnish our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the Company's (i) common stock, par value $.01 per share (the "Common Stock"), (ii) preferred stock, $.01 per share, in one or more series (the "Preferred Stock"),
(iii) debt securities, consisting of



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CapStar Hotel Company                                                       2




debentures, notes or other evidences of indebtedness in one or more series (the "Debt Securities") and (iv) warrants or other rights to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the "Warrants" and, together with the Common Stock, Preferred Stock and Debt Securities, the "Securities"). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act. The aggregate initial public offering price of the Securities will not exceed $600,000,000 or, if applicable, the equivalent thereof in other currencies.

      The Debt Securities are to be issued under one or more indentures (the "Indentures") between the Company, as issuer, and a trustee. The Warrants are to be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement" and collectively, the "Warrant Agreements"), each between the Company, as issuer, and a warrant agent.

      In this regard, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

      1.   the Registration Statement; and

      2. the forms of Indenture included as Exhibit 4.1 and 4.2 to the Registration Statement, pursuant to which the Debt Securities are to be issued.



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CapStar Hotel Company                                                       3




      In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including copies of the Company's Certificate of Incorporation and By-laws as in effect on the date hereof; and
(ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion hereinafter expressed.

      Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

      1. The Common Stock, when (i) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (ii) delivered to the purchaser or the purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (the "Board") (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Common Stock remaining under its Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

      2. The Preferred Stock, when (i) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board and duly filed in accordance with Delaware law and (ii) delivered to the


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CapStar Hotel Company                                                        4



purchaser or the purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Preferred Stock remaining under its certificate of incorporation, will be validly issued, fully paid and nonassessable.

      3. The Debt Securities, when (i) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold in accordance with the terms of the Registration Statement and applicable Prospectus Supplement and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be legal, valid and binding obligations of the Company.

      4. The Warrants, (i) when issued and sold in accordance with the terms of the Registration Statement and applicable Warrant Agreement and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be legal, valid and binding obligations of the Company.


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CapStar Hotel Company                                                        5




      The foregoing opinions are subject to the qualification that the enforceability of the Debt Securities and the Warrants may be (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. We also have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Company's Certificate of Incorporation will have been established in accordance with all applicable provisions of law, the Indentures, the Company's Certificate of Incorporation and by-laws, and the authorizing resolutions of the Board, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party, (ii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable


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CapStar Hotel Company                                                        6




law, (iii) any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible, will have been duly authorized and reserved for issuance, (iv) each Warrant Agreement will have been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto, (v) the Registration Statement, and any amendments thereto, will have become effective, (vi) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission, (vii) the resolutions authorizing the Company to register, offer, sell and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company, (viii) all Securities will be issued in compliance with applicable federal and state securities laws, and (ix) the Indentures will have been duly qualified under the Trust Indenture Act of 1939.

      The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect, and are strictly limited to the matters stated herein and factual conditions as of the date hereof.


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CapStar Hotel Company                                                        7




      We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.



                                       Very truly yours,



                            /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                            --------------------------------------------------
                            PAUL, WEISS, RIFKIND, WHARTON & GARRISON